AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 11, 2001

                                  BY AND AMONG

                         WORLD ACQUISITION CORPORATION,

                              STARBASE CORPORATION

                                       AND

                               WORLDWEB.NET, INC.


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                                Table of Contents
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ARTICLE I  GENERAL................................................................................................2
         1.1  The Merger..........................................................................................2
         1.2  The Closing and Effective Time......................................................................2
         1.3  Effect of the Merger................................................................................3
         1.4  Certificate of Incorporation; Bylaws................................................................3
         1.5  Directors and Officers..............................................................................3
         1.6  Conversion of Securities; Issuance..................................................................4
         1.7  Payment of Certain Liabilities......................................................................8
         1.8  Closing of Transfer Books...........................................................................8
         1.9  Surrender of Certificates...........................................................................8
         1.10  Escrow Amount.....................................................................................12
         1.11  Net Asset Adjustment..............................................................................13
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMPANY............................................................15
         2.1  Organization, Standing and Power...................................................................16
         2.2  Capitalization.....................................................................................17
         2.3  Interests in Other Entities........................................................................19
         2.4  Authority..........................................................................................19
         2.5  Noncontravention...................................................................................20
         2.6  Litigation.........................................................................................21
         2.7  Compliance with Law................................................................................21
         2.8  Financial Statements; Books and Records............................................................22
         2.9  Accounts Receivables...............................................................................23
         2.10  Properties........................................................................................23
         2.11  Intellectual Property.............................................................................24
         2.12  Systems and Software..............................................................................25
         2.13  Insurance.........................................................................................26
         2.14  Tax Matters.......................................................................................26
         2.15  Employee Arrangements.............................................................................28
         2.16  Certain Business Matters and Practices............................................................32
         2.17  Certain Contracts.................................................................................32
         2.18  Customers and Suppliers...........................................................................33
         2.19  Approvals/Consents................................................................................34
         2.20  Transactions with Affiliated Parties..............................................................34
         2.21  Restricted Securities.............................................................................34
         2.22  Legends...........................................................................................35
         2.23  Information as to Company.........................................................................35
         2.24  Conduct of the Business Since December 31, 2000...................................................35
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................................37
         3.1  Organization.......................................................................................37
         3.2  Authority..........................................................................................37
         3.3  Noncontravention...................................................................................38
         3.4  Consents and Approvals.............................................................................39
         3.5  Intentionally Omitted..............................................................................39

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         3.6  Capitalization.....................................................................................39
         3.7  Merger Consideration...............................................................................40
         3.8  Securities and Exchange Commission Filings; Financials.............................................40
         3.9  Full Disclosure....................................................................................41
         3.10  Litigation........................................................................................41
         3.11  Material Changes..................................................................................41
         3.12  Representations Relating to Qualification of the Merger as a Tax-Free Reorganization..............41
ARTICLE IV  COVENANTS............................................................................................43
         4.1  Exclusivity........................................................................................43
         4.2  Cooperation/Further Assurances.....................................................................44
         4.3  Employee Matters...................................................................................44
         4.4  Conduct of Business of Company.....................................................................45
         4.5  Debts and Obligations..............................................................................49
         4.6  Company Stockholders' Consent......................................................................49
         4.7  Breach of Representations, Warranties, Agreements and Covenants....................................49
         4.8  Consents...........................................................................................50
         4.9  Indemnification....................................................................................50
         4.10  Listing of Merger Shares..........................................................................51
         4.11  Preparation of Information Statement..............................................................51
         4.12  Tax-Free Reorganization...........................................................................52
ARTICLE V  CONDITIONS OF CLOSING.................................................................................52
         5.1  Conditions to Each Party's Obligation to Effect the Merger.........................................52
         5.2  Conditions to the Obligation of Company to Effect the Merger.......................................54
         5.3  Conditions to Obligations of Parent and Merger Sub to Effect the Merger............................55
ARTICLE VI  TERMINATION OF AGREEMENT.............................................................................58
         6.1  Termination of Agreement...........................................................................59
         6.2  Effect of Termination..............................................................................59
ARTICLE VII  INDEMNIFICATION.....................................................................................59
         7.1  Survival; Right to Indemnification Not Affected By Knowledge.......................................59
         7.2  Indemnification and Payment of Damages.............................................................60
         7.3  Limitations on Amount..............................................................................62
         7.4  Procedure for Indemnification - Third-Party Claims.................................................62
         7.5  Procedure for Indemnification Other Claims.........................................................65
ARTICLE VIII  MISCELLANEOUS......................................................................................65
         8.1  Further Actions....................................................................................65
         8.2  Expenses...........................................................................................65
         8.3  Entire Agreement...................................................................................66
         8.4  Descriptive Headings...............................................................................66
         8.5  Notices............................................................................................66
         8.6  Governing Law......................................................................................67
         8.7  Assignability......................................................................................68
         8.8  Waivers and Amendments.............................................................................68
         8.9  Third Party Rights.................................................................................68
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         8.10  Public Announcements..............................................................................69
         8.11  Severability......................................................................................69
         8.12  Restrictive Legends...............................................................................69
         8.13  Counterparts......................................................................................70
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                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger is made and entered into as of February 11, 2001 ("Agreement"), by and among STARBASE CORPORATION, a Delaware corporation ("Parent"), WORLD ACQUISITION CORPORATION, a Delaware corporation ("Merger Sub") and worldweb.net, Inc., a Delaware corporation (the "Company").

                  Capitalized terms not otherwise defined in this Agreement are defined in Appendix A hereto.

                                    RECITALS:

                  WHEREAS, the Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of the Merger Sub with and into the Company (the "Merger") upon the terms and conditions set forth herein, and in furtherance thereof, have approved the Merger;

                  WHEREAS, the Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger;

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended; and

                  WHEREAS, the Merger described herein is subject to the approval of the stockholders of the Company and satisfaction of certain other conditions described in this Agreement.

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                  NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                     GENERAL

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 The Closing and Effective Time. Unless this Agreement is earlier terminated pursuant to Article VI hereof, and subject to the satisfaction or waiver of each of the conditions set forth in Article V, the closing of the Merger (the "Closing") shall take place one business day following the completion of all closing conditions or waiver thereof but not later than February 20, 2001, at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." Upon complete satisfaction or satisfactory waiver of all conditions set forth in
Article V, on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), the time of confirmation of such filing by the Secretary of State of the State of

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Delaware (the "Certificate of Merger"), the time of confirmation of such filing by the Secretary of State of the State of Delaware being referred to herein as the "Effective Time".

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, and except as otherwise provided in this Agreement, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Certificate of Incorporation; Bylaws.

         (a) Unless otherwise determined by Parent prior to the Effective Time, as of the Effective Time, the Certificate of Incorporation of the Surviving Corporation, in the form attached hereto as Exhibit A, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

         (b) Unless otherwise determined by Parent, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officer(s) of Merger Sub immediately prior to the Effective Time shall be the initial officer(s) of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

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         1.6 Conversion of Securities; Issuance.

         (a) Subject to the escrow provisions set forth in Section 1.10 hereof, except as otherwise provided in Section 1.6(f), at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any shares of capital stock of the Company.

                  (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Stock shall be converted automatically into the right to receive $0.03 per share in cash;

                  (ii) each share of Series B Preferred issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive a number of shares of Parent Common Stock equal to the Series B Exchange Ratio;

                  (iii) each share of Series A Preferred issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive a number of shares of Parent Common Stock equal to the Series A Exchange Ratio;

                  (iv) each share of Company Common Stock and Preferred Stock (collectively, "Company Capital Stock") held in treasury by the Company immediately prior to the Effective Time, if any, shall be canceled and extinguished at the Effective Time without further consideration; and

                  (v) each share of the capital stock of Merger Sub issued and outstanding at the Effective Time shall be converted into the right to receive one (1) validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

         (b) For purposes of this Agreement, the following terms shall have the meaning stated herein:

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                  "Company Common Stock" means the Common Stock, $0.01 par value per share, of the Company prior to the Effective Time.

                  "Merger Consideration" shall mean (x) with respect to each share of the Series B Preferred, a number of shares of Parent Common Stock equal to the Series B Exchange Ratio, (y) with respect to each share of the Series A Preferred, a number of shares of Parent Common Stock equal to the Series A Exchange Ratio, and (z) with respect to each share of the Company Common Stock, $0.03 per share in cash.

                  "Preferred Stock" means the Series A Preferred and the Series B Preferred.

                  "Parent Common Stock" shall mean the Common Stock of Parent, $0.01 par value per share.

                  "Parent Market Price" shall be deemed to be $3.614458.

                  "Series B Exchange Ratio" means (i) 5,910,926 divided by (ii) 13,888,659 (the number of issued and outstanding shares of Series B Preferred).

                  "Series A Exchange Ratio" means (i) 51,856 divided by (ii) 6,247,680 (the number of outstanding shares of Series A Preferred).

                  "Series A Preferred" means the Series A Convertible Preferred Stock, $0.01 par value per share, of the Company prior to the Effective Time.

                  "Series B Preferred" means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company prior to the Effective Time.

         (c) If between December 31, 2000 and the Effective Time any outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the values calculated pursuant to Section 1.6(b) and the

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number of shares issuable pursuant to Section 1.7 shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

         (d) Prior to the Effective Time, the Company shall take any and all actions the Company has authority to take to (i) terminate any and all warrants, options or other right exercisable or exchangeable into shares of Company Capital Stock and outstanding as of the Effective Time, including any shares held in the treasury of the Company, and (ii) cause each such warrant, option or other right exercisable or exchangeable into shares of Company Capital Stock to be surrendered, canceled and extinguished by the Company without any conversion or exercise, no payment to be made, and Parent and Merger Sub to have no liability or obligation whatsoever with respect thereto. Prior to the Effective Time, to the extent permitted by the terms of the Company's stock option plans and agreements, the Company shall terminate any and all options exercisable or exchangeable into shares of Company Capital Stock outstanding as of the Effective Time. The Company warrants that as of the Effective Time there shall be no options, warrants or other rights exercisable or exchangeable into shares of Company Capital Stock.

         (e) Prior to the Effective Time, the Company shall take all necessary actions, including without limitation, obtaining the approval of its Board of Directors, to terminate all stock option plans, including without limitation the Company's Amended and Restated 1997 Incentive Stock Option Plan and the Amended and Restated 1998 Stock Option Plan and all other stock or equity-related plans of the Company.

         (f) No fractional shares of Parent Common Stock shall be issued in connection with the Merger but, in lieu thereof, each holder of Preferred Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all

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fractional shares of Parent Common Stock to be received by such holder) will be entitled to receive from Parent an amount of cash (rounded to the nearest whole US $0.01) equal to the product of (i) such fraction of a share multiplied by
(ii) the Parent Market Price.

         (g) From and after the Effective Time, except as otherwise provided in
Section 1.6(h), the holders of certificates which prior to the Effective Time evidenced ownership of Company Capital Stock shall cease to have any rights with respect to such stock, except the right to the receive the Merger Consideration, if any, provided for under Section 1.6(a).

         (h) Shares of the Company Common Stock with respect to which appraisal rights have been demanded and perfected (the "Dissenting Stock") in accordance with Section 262 of Delaware Law shall not be converted into the right to receive any portion of the Merger Consideration at or after the Effective Time, and the holder thereof shall be entitled only to such rights as are granted by Delaware Law. Notwithstanding the preceding sentence, if any holder of shares of Company Capital Stock who demands appraisal of such shares under the Delaware Law shall effectively withdraw such holder's demand for such appraisal (in accordance with the Delaware Law) or becomes ineligible for such appraisal (through failure to perfect or otherwise) then, as of the Effective Time or the occurrence of such event, whichever is the last to occur, such holder's Dissenting Stock shall cease to be Dissenting Stock and shall be converted into and represent the right to receive such portion of the Merger Consideration, if any, without interest thereon, as provided in this Section 1.6.

         (i) The Parent Common Stock to be issued in connection with the Merger and the other transactions contemplated hereby will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended and under applicable state securities laws. The shares of Parent Common Stock issued pursuant to this Agreement shall have certain

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registration rights as provided in the Registration Rights Agreement attached hereto as Exhibit 1.6(i).

         1.7 Payment of Certain Liabilities. (a) For the full satisfaction of the Company's obligations under the notes (the "Notes") issued pursuant to the Note and Warrant Agreement dated as of September 6, 2000, at the Effective Time, Parent shall issue to Worldweb Investors, LLC, a limited liability company organized under the laws of Delaware (the "LLC"), as the sole holder of the Notes, 1,271,360 shares of Parent Common Stock (equal to $4,595,277 (the original principal amount plus interest through February 14, 2001) divided by the Parent Market Price).

         (b) In consideration of the assumption by the LLC of certain severance and other contractual liabilities payable by the Company in connection with consummation of the Merger to certain executive officers of the Company as set forth on Schedule 1.7 valued at an aggregate of $3,852,500, at the Effective Time, Parent shall issue to the LLC 1,065,858 shares of Parent Common Stock (equal to $3,852,500 divided by the Parent Market Price).

         1.8 Closing of Transfer Books. At the Effective Time, the stock transfer books of Company shall be closed and there shall be no further registration of transfers of any shares of the capital stock of Company thereafter on its records.

         1.9 Surrender of Certificates.

         (a) Exchange Agent. Parent or its designee shall act as exchange agent (the "Exchange Agent") in connection with the Merger.

         (b) Parent to Provide Common Stock. As promptly as practicable, but no later than five (5) business days after the Effective Time, Parent shall make, or cause Surviving Corporation to make available to the Exchange Agent for exchange in accordance with this

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Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6, any cash paid for fractional shares in exchange for outstanding shares of Company Capital Stock and any cash paid pursuant to
Section 1.6; provided that, before the close of business one trading day prior to the Closing Date and on behalf of the holders of Company Capital Stock, the Company shall deliver to Parent Schedule 1.9(b), which Schedule shall contain the name and address of each holder of Company Capital Stock of record at the close of business on such date, the number of shares of Company Capital Stock owned of record by such stockholder, the number of shares of Parent Common stock issuable to such stockholder based upon the Merger Consideration per share set forth in Section 1.6. Parent shall deposit into an escrow account 2,086,974 shares of Parent Common Stock.

         (c) Exchange Procedures. Promptly after the Effective Time and in no event later than ten (10) business days after the Effective Time, the Parent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock or cash, as the case may be, pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock or cash, as the case may be. Upon surrender of a Certificate or affidavit of loss therefor for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be

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entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock, less the number of shares of Parent Common Stock, if any, to be deposited in escrow on such holder's behalf pursuant to Section 1.10 hereof, plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6 or cash, as the case may be, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 1.10 hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Section 1.10) a certificate or certificates representing the number of shares of Parent Common Stock equal to the escrow amounts set forth in Section 1.10, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the escrow fund and shall be available to compensate Parent as provided in Section 1.10. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6; provided that nothing in this Section 1.9 shall require Parent to exchange Parent Common Stock to any holder of Company Capital Stock who shall fail to surrender a Certificate representing such shares or the certification and indemnities relating to a lost Certificate.

         (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered

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Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock. Promptly following the date that is six (6) months after the Closing Date, the Exchange Agent shall return to the Parent all shares of Parent Common Stock in its possession relating to the transactions described by this Agreement and any dividend or distribution in respect thereof, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate may surrender such certificate of the Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefore the shares of Parent Common Stock, any cash in lieu of fractional shares and any dividend or distribution in respect thereof to which such holder is entitled thereto.

         (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

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         (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.9, none of the Exchange Agent, the Parent or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.10 Escrow Amount. 2,086,974 shares of Parent Common Stock shall be held in escrow with Greater Bay Trust Company (the "Escrow Agent") as the sole and exclusive source of funds for the indemnification obligations of the Company pursuant to Section 7.2(a)(i), (ii) and (iii) of this Agreement ("Indemnity Escrow Shares"), except with respect to any claim based upon fraud which shall not be limited to the Indemnity Escrow Shares. For purposes of such escrow, the Indemnity Escrow Shares shall be valued at the Parent Market Price. Subject to the terms and conditions of an escrow agreement ("Escrow Agreement") in the form attached hereto as Exhibit 1.10, the Indemnity Escrow Shares shall be released from escrow and delivered as may be directed by the designee of WorldWeb Investors, LLC (the sole holder of Preferred Stock as of the Closing Date), who shall initially be Mr. Keith Walz (the "Designee"), as follows: (i) 1,192,556 of the Indemnity Escrow Shares shall be released upon the expiration of six months after the Closing Date (the "First Escrow Release"), provided, that if there are then any pending indemnification claims made by Parent, which actually or potentially may exceed the value (as determined above) represented by such First Escrow Release, such shares to be released shall be reduced by such number of Indemnity Escrow Shares necessary for the total escrowed shares equal in value to the maximum amount of any and all pending indemnity claim(s), and, (ii) upon the fourteen (14) month anniversary of the Closing Date, the remainder of the Indemnity Escrow Shares held in escrow shall be released (the "Final Release"), provided, that if there are then pending indemnification claims made by Parent, which actually or potentially may exceed the

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value represented by the shares then remaining in the escrow, the Final Release shall be reduced by such number of Indemnity Escrow Shares equal in value to the maximum amount of any and all such claims. The determination as to the maximum amount of any such claim or claims shall be as mutually agreed between the Parent and the Designee. The Indemnity Escrow Shares shall be withheld from the shares of Parent Common Stock to be received by the LLC upon exchange of its securities.

         1.11 Net Asset Adjustment.

         (a) Exhibit 1.11 sets forth the balance sheet of Company as at December 31, 2000 for purposes of determining the Net Asset Benchmark (as defined herein).

         (b) Within sixty (60) days following the Closing, Parent shall cause the balance sheet of Company as at December 31, 2000 to be audited by Deloitte & Touche, its certified public accountants (the "Auditors"), in accordance with GAAP, which audited balance sheet of Company as at December 31, 2000 (the "Audited Balance Sheet") shall be used for purposes of determining the Audited Net Asset Benchmark. Parent shall deliver the Audited Balance Sheet to the Designee promptly upon its receipt. The Designee shall have thirty (30) days after receipt of the Audited Balance Sheet (the "Dispute Period") to dispute any item, calculation or amount, or the method of calculation of any item or amount, reflected therein (a "Dispute"). If the Designee does not give written notice of a Dispute (a "Dispute Notice") to Parent within the Dispute Period, the Audited Balance Sheet shall be deemed to have been accepted by the Designee in the form in which it was delivered by Parent. In the event that the Designee does not agree with any entry, calculation or amount, or the method of calculation of any entry or amount, reflected on the Audited Balance Sheet, the Designee shall give Parent notice within the Dispute Period, setting forth the basis of its disagreement (the "Dispute

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Notice"), and Designee and Parent shall, within thirty (30) days after receipt by Parent of such Dispute Notice, attempt to resolve such Dispute and agree in writing upon the Audited Balance Sheet. In the event that the Designee and Parent are unable to resolve any such Dispute within such resolution period, then the national office of a nationally recognized certified public accounting firm as may be mutually agreed upon by the Designee and Parent (the "Arbitrator") shall be employed as arbitrator hereunder to settle such Dispute as soon as reasonably practicable. If the Designee and Parent are unable to mutually agree upon the selection of a nationally recognized certified public accounting firm, then the parties agree to the appointment of a nationally recognized certified public accounting firm to act as Arbitrator by the American Arbitration Association ("AAA"). The parties agree that the Arbitrator shall decide only the matters involved in the Dispute and not any other matters, and shall have no other authority hereunder. Any arbitration pursuant to this Section shall be conducted by the national office of the Arbitrator or in a location to be mutually agreed upon in accordance with the Commercial Arbitration Rules of the AAA then existing. The Arbitrator's determination with respect to any Dispute shall be final and binding on all parties and not subject to appeal on any ground, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. The LLC and Parent shall each pay one-half of the fees and expenses of the Arbitrator for the services of the Arbitrator in the arbitration.

         (c) If the Audited Net Asset Benchmark is less than the Net Asset Benchmark by an amount in excess of $50,000, then the number of Indemnity Escrow Shares held in escrow under the Escrow Agreement shall be reduced by that number of shares of Parent Common Stock (the "Returned Escrowed Shares") equal to the quotient of (1) the difference of (i) the Net Asset Benchmark minus (ii) the Audited Net Asset Benchmark divided by (2) the Parent Market Price

(the "Net Asset Shortfall"). The number of any Returned Escrowed Shares shall, within ten (10) business days of delivery of the Final Audited Balance Sheet to the Escrow Agent, be returned by the Escrow Agent to Parent.

         (d) As used in this Section, "Net Asset Benchmark" shall mean the Company's current assets minus the Company's current liabilities plus long-term debt (excluding Notes), as reflected on Exhibit 1.11.

         As used in this Section, "Audited Net Asset Benchmark" shall mean the Company's current assets minus the Company's current liabilities plus long-term debt (excluding Notes), as reflected on the Final Audited Balance Sheet determined in accordance with GAAP.

         As used in this Section, the term "Final Audited Balance Sheet" shall mean the Audited Balance Sheet, as accepted by the Designee, or if there is a Dispute, as adjusted, if any adjustment is required, after resolution of any such Dispute by negotiation or resolution pursuant to this Section, determined in accordance with GAAP.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                   -----------------------------------------

         Company represents and warrants to Parent and Merger Sub that the statements contained in this Article 2 are correct and complete as of the date of this Agreement and as of the Closing, except as set forth in the Disclosure Schedule accompanying this Agreement and initialed by the parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article II and the disclosures in any paragraph of a Disclosure Schedule shall qualify other paragraphs in this Article II to the extent that the disclosure is applicable to such other paragraphs. The term "Knowledge" of the Company or statements about facts or circumstances recognized by the

Company shall refer to the actual knowledge of Company's current officers, and directors including, without limitation, Brian Loew, Keith Walz, David Bosserman and Tim Davenport, and what such officers and directors reasonably should have known after investigation customary for transactions of this type and examination of the Company's records and inquiries of Company management. The term "Material" shall refer to any liability, payment or other obligation of the Company or potential liability, payment or other obligation of the Company which exceeds $10,000.

         2.1 Organization, Standing and Power. Company is a corporation duly organized and validly existing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on business as presently conducted by it. Worldweb.net Europe, Inc.("Subsidiary") is a wholly-owned subsidiary of the Company, is a corporation duly organized and validly existing under the laws of the state of Delaware, and has full corporate power and authority to own, lease and operate its properties and to carry on business as presently conducted by it. Except as set forth on
Schedule 2.1, each of Company and Subsidiary is duly qualified and is in good standing as a foreign corporation in all states or jurisdictions in which the character and location of any of the properties owned or leased by Company or Subsidiary, respectively, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined in Section 2.5 hereof). Copies of the Certificate of Incorporation of each of Company and Subsidiary and all amendments thereof and the By-laws of each Company and Subsidiary, as amended to date, have been made available to Parent and are complete and correct. The minute books of each of Company and Subsidiary heretofore made available to Parent contain complete and accurate records of all meetings and other corporate actions of its stockholders and board of directors (including committees of its Board of Directors).

         2.2 Capitalization.

         (a) The authorized capital stock of Company consists of 55,124,924 shares of common stock, $.01 par value per share (the "Company Common Stock") and 98,636,338 shares of preferred stock, $.01 par value (the "Preferred Stock"), of which 6,247,680 shares are designated Series A Convertible Preferred Stock, 13,888,658 shares are designated Series B Convertible Preferred Stock, and 78,500,000 shares are designated Series C Convertible Preferred Stock. As of the date of this Agreement, there were issued and outstanding 18,564,582 shares of Company Common Stock, 6,247,680 shares of Series A Convertible Preferred Stock, 13,888,658 shares of Series B Convertible Preferred Stock, and no shares of Series C Convertible Preferred Stock. The authorized capital stock of Subsidiary consists of 1,000 shares of common stock, $.01 par value per share (the "Subsidiary Common Stock"), of which 1,000 shares are issued and outstanding and owned by the Company. There are no outstanding options, warrants or other rights or equity interests exchangeable or convertible into shares of Subsidiary Common Stock. Schedule 2.2(a) contains a complete and accurate list of, and the number of shares owned of record , the holders of outstanding Company Capital Stock and their address. All issued and outstanding shares of Company Capital Stock and Subsidiary Common Stock were issued in compliance with applicable federal and state securities laws.

         (b) As of the date of this Agreement, there were 4,623,907 shares of Company Common Stock reserved for issuance upon the exercise of outstanding options to purchase shares of Company Common Stock (the "Company Options").
Schedule 2.2(b) sets forth a true and complete list of the holders of all outstanding Company Options, their last known address, the vesting schedule applicable thereto, the exercise price per share, and the change of control provisions applicable thereto.

         (c) Except as listed on Schedule 2.2(b), there are (a) no options, warrants or other rights, agreements, arrangements or commitments of any character obligating Company to issue or sell any shares of capital stock of or other equity interests in Company, (b) no outstanding contractual obligations or other commitments or arrangements of Company to: (i) repurchase, redeem or otherwise acquire any shares of the capital stock of Company (or any interest therein) or (ii) provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (iii) issue or distribute to any person any capital stock of Company, or (iv) issue or distribute to holders of any of the capital stock of Company any evidences of indebtedness or assets of Company, and (c) no preemptive rights, right-of-first refusal or similar catch-up rights, or other restriction on transfer applicable to any shares of Company Capital Stock, except for any restrictions imposed by applicable state and federal securities laws.

         (d) All outstanding shares of Company Common Stock are, and any shares of Company Common Stock issued upon exercise of any Company Options will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Company's Certificate of Incorporation or Bylaws, or any agreement to which Company is a party or by which Company may be bound. All outstanding common stock have been issued in compliance with applicable federal and state securities laws.

         (e) Except as listed on Schedule 2.2(e), Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of Company.

         2.3 Interests in Other Entities. Except as listed on Schedule 2.3, each of Company and Subsidiary does not: (a) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other entity; (b) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity; or (c) have any obligation, direct or indirect, present or contingent, (i) to purchase or subscribe for any interest in, advance or loan moneys to, or in any way make investments in, any person or entity, or (ii) to share any profits or capital investments or both from any entity.

         2.4 Authority.

         (a) The execution and delivery by Company of this Agreement and of all of the agreements to be executed and delivered by it pursuant hereto (the "Company Documents"), the performance by Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by Company's Board of Directors and no other corporate proceedings on the part of Company, other than the approval of its stockholders, are necessary to authorize the execution and delivery of this Agreement by Company or the consummation of the transactions contemplated hereby.

         (b) This Agreement and the Company Documents are the legal, valid and binding obligation of Company and are enforceable against it in accordance with their respective terms, subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to, limiting or affecting the enforcement of creditors' rights generally and general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of this Agreement or the Company Documents and the availability of injunctive relief or other equitable remedies.

         2.5 Noncontravention. Except as set forth on Schedule 2.5, neither the execution and delivery by Company of this Agreement or the Company Documents pursuant hereto, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by Company of its obligations hereunder or thereunder and the exchange ratios set forth in Section 1.6(b), will (nor with the giving of notice or the lapse of time or both would): (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of Company; or (b) in any manner that would materially affect the ability of Company to consummate or perform the transactions contemplated hereby or have a material adverse effect on the business, assets, liabilities, properties, results of operations or financial condition of Company and Subsidiary (hereinafter, a "Material Adverse Effect"), (i) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to Company or its Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Company or its Subsidiary is a party or by which Company or its Subsidiary may be bound or to which Company or its Subsidiary may be subject, or require any consent, approval or notice under the terms of any such document or instrument, or (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to Company or its Subsidiary or (iii) result in the creation or imposition of any lien, adverse claim, security interest, pledge, mortgage, charge or encumbrance, of any nature whatsoever (a "Lien"), upon any of the properties or assets of Company or its Subsidiary; or (c) interfere with or otherwise adversely affect the ability of the Surviving Corporation to carry on the business of the Company or its Subsidiary after the Effective Time on substantially the same basis as it is now conducted; or (d) require the consent, waiver, approval, authorization, license, certificate or franchise, of any third party or any filing by Company or its Subsidiary (collectively, "Consents").

         2.6 Litigation. Except as set forth on Schedule 2.6, there are no suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or to the Company's Knowledge threatened, against or relating to Company or its Subsidiary. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Company or its Subsidiary or the operation of Company or its Subsidiary, which if decided against Company or its Subsidiary would have a Material Adverse Effect. There has been no products liability claim made or, to the Company's Knowledge, threatened against Company or its Subsidiary.

         2.7 Compliance with Law. Company or its Subsidiary is not engaging in any activity or omitting to take any action as a result of which it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to Company, its business or its assets or Subsidiary ("Laws"), which Laws include, but are not limited to, those relating to: the use, storage, handling, transport or disposal of pollutants, contaminants, pesticides, petroleum or petroleum product, asbestos, hazardous or toxic materials or wastes, or any substance, whether solid, liquid or gaseous, that is listed, defined or regulated as a "hazardous substance", "hazardous waste" or "solid waste" or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law (as defined herein), causing or posing a threat to cause contamination or adverse effect to the environment ("Hazardous

Substances"); occupational safety and health; business practices and operations; labor practices; employee benefits; and zoning and other land use. For purposes hereof, "Environmental Laws" means all federal, state and local laws, rules, regulations, permits, orders, judgments, injunctions and decrees relating to Hazardous Substances applicable to the business and the facilities of Company or its Subsidiary (whether or not owned by them).

         2.8 Financial Statements; Books and Records.

         (a) Company has delivered or made available to Parent audited consolidated balance sheets at December 31, 1997, December 31, 1998 and December 31, 1999, and the related consolidated audited statements of operations and cash flows for the periods then ended (collectively, "Financial Statements"), and an unaudited consolidated balance sheet at December 31, 2000 and the related unaudited consolidated statements of cash flow and income for the twelve month periods then ended, as set forth on Exhibit 1.11 (the "Internal Financial Statement"). The Internal Financial Statements and Financial Statements together may hereinafter be referred to as the "Company Reports".

         (b) The Company Reports, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP"), except as disclosed therein or on Schedule 2.8(b), and present fairly the financial condition, results of operations and cash flows of Company and its Subsidiary in all material respects as of and for the periods presented.

         (c) Except as disclosed on Schedule 2.8(c), there are no debts, liabilities or claims against the Company or its Subsidiary that are not currently disclosed on the Internal Financial Statements, contingent or otherwise, which are or would be of a nature required to be reflected or disclosed in a balance sheet prepared in accordance with GAAP and which individually exceed $10,000, or in the aggregate exceed $50,000.

         (d) The books and records of Company and its Subsidiary are materially complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition, results of operations and cash flow of Company and its Subsidiary as set forth in the financial statements contained in the Company Reports.

         2.9 Accounts Receivables. The accounts receivable, net of the allowance for doubtful accounts applicable thereto (which allowance is established on a basis consistent with GAAP) included in the consolidated balance sheet attached hereto as Exhibit 1.11, represent bona fide transactions made in the ordinary course of business of Company and its Subsidiary and, in the aggregate, to Company's Knowledge, are collectible in the ordinary course of business consistent with past practices of Company, subject to applicable reserves. To Company's Knowledge, Company and its Subsidiary have performed all Material obligations with respect thereto which it was obligated to perform to the date hereof.

         2.10 Properties. Except as disclosed on Schedule 2.10, Company and its Subsidiary has good and valid title to all of the properties and assets that are necessary for the conduct of its business free and clear of any and all Liens (including liens for current Taxes (as defined in Section 2.14(b) hereof)), of any nature whatsoever. All plants, structures and equipment which are utilized in the business, or are material to the condition (financial or otherwise) of Company are owned or leased by Company. Schedule 2.10 sets forth all (1) real property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Company or its

Subsidiary, or which is subject to a title retention or conditional sales agreement or other security device, and (2) tangible personal property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Company or its Subsidiary.

         2.11 Intellectual Property.

         (a) Schedule 2.11 identifies (by a summary description) the Intellectual Property (as defined below) of Company and its Subsidiary which Schedule encompasses: (i) all registered United States and foreign patents, material trademark and trade name registrations, material trademarks and tradenames, material brandmarks and brand name registrations, material servicemarks and servicemark registrations, assumed names and copyrights material to the Company and copyright registrations, owned in whole or in part or used by Company or its Subsidiary, and all applications therefore, (ii) all material inventions, discoveries, improvements, processes, formulae, technology, know-how, processes and other intellectual property, proprietary rights and trade secrets owned in whole or in part or used by the Company or its Subsidiary and (iii) all licenses and other agreements (the "Licenses") to which Company or its Subsidiary is a party or otherwise bound which relate to any of the Intellectual Property or the use thereof by Company or its Subsidiary (collectively, the "Intellectual Property"). No violations of the material terms of any of the aforesaid licenses and/or agreements have occurred. It is understood that the term "Intellectual Property" shall not include Systems (as defined in section 2.12) and that no representations or warranties are made in this Section 2.11 with respect to Systems.

         (b) Except as disclosed on Schedule 2.11, (i) Company owns or is authorized to use all of the Intellectual Property; (ii) no proceedings have been instituted, are pending, or to

Company's Knowledge, are threatened which challenge the rights of Company with respect to the Intellectual Property or its use thereof in connection with the assets and properties of Company or the validity thereof and, there is no valid basis for any such proceedings; (iii) to Company's Knowledge, Company's ownership of the Intellectual Property nor its use thereof in connection with the assets and properties of Company does not violate any Laws, or, to the Company's Knowledge, has at any time infringed upon or violated any rights of others or is being infringed by others; (iv) none of the Intellectual Property, or use thereof by Company in connection with the assets and properties of Company is subject to any outstanding order, decree, judgment, stipulation or any Lien except as set forth on Schedule 2.11; (v) no "freeware" that is subject to a GNU Public License or other similar arrangement has been incorporated into any Company software code; and (vi) Company has not granted any exclusive license to third parties with regard to the Intellectual Property or any other license to third parties other than those non-exclusive licenses granted in the ordinary course of business.

         2.12 Systems and Software. Company owns or has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the business of Company as presently conducted (collectively, "Systems"), all of which is listed on Schedule 2.12. Each System owned by Company immediately prior to the Effective Time will be owned by Company on identical terms and conditions immediately subsequent to the Effective Time. With respect to each System owned by a third party and used by Company pursuant to lease, license, sublicense, agreement or permission: (a) the lease, license, sublicense agreement or permission covering the System is legal, valid, binding, enforceable, and in full force and effect with regard to Company, and to Company's Knowledge with regard to the other party thereto; (b) the lease, license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially the same terms following the Effective Time with regard to Company, and to the Company's Knowledge with regard to the other party thereto; (c) neither Company nor to Company's Knowledge any party to any such lease, license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, and permit termination, modification or acceleration thereunder; (d) neither Company nor to Company's Knowledge any party or any such lease, license, sublicense, agreement or permission has repudiated any provision thereof; (e) Company has not granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission; and (f) to Company's Knowledge, Company's use and continued use by Company of such System does not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of the business.

         2.13 Insurance. Schedule 2.13 is a complete and correct list and summary description of all material policies of insurance in which Company is an insured party, beneficiary or loss payable payee, including without limitation any products liability insurance. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by Company with respect to any such policy.

         2.14 Tax Matters.

         (a) Except as set forth in Schedule 2.14:

                  (i) Company and its Subsidiary has (A) duly and timely filed or caused to be filed with the appropriate branch, office, department, agency or other instrumentality engaged in the monitoring, collection and enforcement of Taxes (as defined in (b) below) (the "Tax Authority") each return, declaration or statement, and any amendment thereto (the "Tax Return") that is required to be filed by or on behalf of the Company and its Subsidiary or that includes or relates to Company's and its Subsidiary's income, sales, payroll, assets or business, which Tax Return is true, correct and complete in all material respects and (B) duly and timely paid in full, caused to be paid in full, all Taxes due and payable in respect of all Tax periods up to and including the date of this Agreement;

                  (ii) Company and its Subsidiary has complied in all respects with all applicable material laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities;

                  (iii) There is no Lien for Taxes upon any of the assets or properties of Company or its Subsidiary;

                  (iv) Company and its Subsidiary has received no notice from any Tax Authority that any Tax Return filed by or on behalf of Company and its Subsidiary has ever been examined or audited by any Tax Authority;

                  (v) No audit, examination, investigation, reassessment or other administrative or court proceeding is pending, or to the Knowledge of Company, proposed or threatened with regard to any Tax or Tax Return or the payment, collection or withholding of any Tax;

                  (vi) Neither Company nor its Subsidiary has received a ruling from any Tax Authority or signed an agreement with any Tax Authority or has requested a ruling from or an agreement with any Tax Authority, and there is no outstanding subpoena or request for information or documents from any Tax Authority, with respect to any Tax for which Company or its Subsidiary is or may be liable or with respect to Company's or its Subsidiary's income, sales, assets or business; and

                  (vii) Schedule 2.14 sets forth a list of all jurisdictions (both foreign and domestic) in which any Tax Returns have been filed by or on behalf of Company or its Subsidiary or with respect to Company's or its Subsidiary's income, sales, assets or business and Company and its Subsidiary has provided to Purchaser (A) a copy of all Tax Returns for the past five (5) years, and (B) all audit reports, closing agreements, letter rulings, or technical advice memoranda issued to Company or its Subsidiary relating to any Tax for which Company or its Subsidiary is or may be liable with respect to Company's or its Subsidiary's income, sales, assets or business. The Company has no liability for any Taxes of any person (other than the Company or its Subsidiary) as a result of Treasury Regulation ss.1.1502-6 or any similar provision of applicable law, or as a result of any tax sharing or similar agreement, or as a transferee (including, without limitation, under ss. 6901 of the Code or any similar provision of applicable law).

         (b) For purposes hereof, "Code" or "IRC" shall mean the Internal Revenue Code of 1986, as amended, and "Tax" or "Taxes" shall mean any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature including, without limitation, any net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other tax, customs duty, fee assessment or charge of any kind whatsoever, imposed by any Tax Authority.

         2.15 Employee Arrangements.

         (a) Except as disclosed on Schedule 2.15(a), Neither Company nor its Subsidiary has an outstanding employment agreement with any officer or employee of Company or its Subsidiary or any bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, severance, salary continuation (other than benefits that are required to be provided pursuant to Consolidated Omnibus Budget Reconciliation act of 1985 ("COBRA")), consulting, retirement (including health and life insurance benefits provided after retirement) or pension plan (including Employee Benefit Plans as defined in Section 2.15(b) hereof) or arrangement with or for the benefit of any officer, employee or other person, or for the benefit of any group of officers, employees or other persons. Except as disclosed on Schedule 2.15(a), neither Company nor its Subsidiary made, or entered into any agreement to make, any payment that becomes payable as a result of the consummation of this transaction which would be treated as an "excess parachute payment" as defined in Section 280G of the Code. Except as set forth in Schedule 2.15(a), there are no such agreements, plans or other arrangements entered into with or provided for any independent contractors for Company or its Subsidiary.

         (b) Set forth on Schedule 2.15(b) are all of the employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but without regard to whether any such plan is in fact subject to ERISA, that is sponsored, or is being maintained or contributed to, by Company or its Subsidiary (the "Employee Benefit Plan"). None of the Employee Benefit Plans are "multiemployer plans" as defined in Section 3(37) of ERISA. Company has furnished to Parent and Merger Sub (i) a true and complete copy of the plan document and summary plan description for each Employee Benefit Plan, (ii) a true and complete copy of the most recently filed Form 5500 (including the related schedules) with respect to each Employee Benefit Plan for which such form is required to be filed, (iii) a true and complete copy of any trust agreement, insurance contract or other agreement or arrangement serving as source of funding any benefits payable under any Employee Benefit Plan, and (iv) the most recently issued financial statement and actuarial report, if any, for each Employee Benefit Plan. No "prohibited transactions" (as such term is defined in Section 4975 of the IRC, or in Part 4 of Subtitle B of Title I of ERISA) have occurred with respect to any Employee Benefit Plan that could result in the imposition of Material taxes or penalties payable by Company or its Subsidiary. With respect to each Employee Benefit Plan that is intended to qualify for favorable income tax treatment under Section 401(a) of the IRC, (x) the Internal Revenue Service ("IRS") has issued a favorable determination letter with respect to such plan; (y) except as set forth on Schedule 2.15, Company has furnished Purchaser with a copy of the determination letter most recently issued by the IRS with respect to such plan and the application filed with the IRS for such determination letter; and (z) to the Knowledge of Company, no event has occurred from the date of each such favorable determination letter that would adversely affect the tax-qualified status of the plan in question. Each Employee Benefit Plan has been administered in compliance with the applicable requirements of ERISA and the IRC, and in compliance with all other applicable provisions of law, except where such failure to comply would not have a Material Adverse Effect. With respect to each Employee Benefit Plan, neither Company nor its Subsidiary has incurred Material liabilities as a result of the violation of or the failure to comply with any applicable provision of ERISA, the IRC, the continuation coverage rules of COBRA, any other applicable provision of law, or any provision of such plan. None of the Employee Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA (a "Company Employee Pension Benefit Plan"), has not incurred an

"accumulated funding deficiency," within the meaning of Section 302 of ERISA or
Section 412 of the IRC. Company has not failed to make any contribution to, or to make any payment under, any Employee Benefit Plan that it was required to make pursuant to the terms of the plan or pursuant to applicable law in any amount. No "reportable events," with respect to which a notice must be filed with the Pension Benefit Guaranty Corporation ("PBGC"), has occurred with respect to any Employee Pension Benefit Plan subject to Title IV of the ERISA. No proceedings by the PBGC to terminate any Employee Pension Benefit Plan pursuant to Subtitle C of Title IV of ERISA have been instituted or threatened. Company (1) has not incurred any liability to the PBGC in connection with any Employee Pension Benefit Plan, including any liability under Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA, (2) has not terminated any Employee Pension Benefit Plan, or ceased operations at any facility or withdrawn from any Employee Pension Benefit Plan, in a manner that could subject it to liability or any liens under Section 4062, 4063, 4064 or 4068 of ERISA or (3) has no Knowledge as to the existence of any state of facts, or as to the occurrence of any transactions, that might reasonably be anticipated to result in any Material liability of Company to the PBGC under any other provision of Title IV of ERISA. There is no pending or, to the Knowledge of Company, threatened legal action, proceeding or investigation against or involving any Employee Benefit Plan which might reasonably be expected to result in Material liabilities to the Plan or Company. Except as disclosed on Schedule 2.15, the present value of accrued benefits of each Employee Benefit that is a defined benefit plan as defined in Section 3(35) of ERISA does not exceed the value of the assets of such plan available to pay such benefits.

         (c) There are no pending or threatened labor negotiations, work stoppages or work slowdowns involving or affecting the Company's business, and no union representation questions exist, and there are no organizing activities, in respect of any of the employees of Company.

         (d) Company has satisfied (or obtained a valid waiver of) all severance obligations due at Closing including, without limitation, those set forth on
Schedule 2.15(d). All severance obligations payable in cash do not exceed $400,000.

         2.16 Certain Business Matters and Practices. (a) (a) Except as set forth on Schedule 2.16(a), Company or its Subsidiary (i) is not a party to or bound by any material distributorship, dealership, sales agency, franchise or similar agreement and (ii) has not provided any warranties on its products and has no greater obligations than to replace the product sold or as is otherwise customary in the industry.

         (b) Set forth on Schedule 2.16(b) is a description of (i) the rebate and volume discount practices and obligations of Company, (ii) the allowance and customer return practices and obligations of Company, (iii) the co-op advertising and other promotional practices of Company, (iv) price protection agreements, and (v) return policies and historical return rates, as each of the foregoing relate to the customers and suppliers of Company.

         2.17 Certain Contracts.

         (a) Set forth on Schedule 2.17 is a complete and correct list of all material contracts, commitments, obligations and understandings to which Company or its Subsidiary is a party or otherwise bound, except for each of those which
(a) was made in the ordinary course of business, and (b) either (i) is terminable by Company or its Subsidiary without liability, expense or other obligation in excess of $10,000 on thirty (30) days' notice or less, or (ii) may be anticipated to involve aggregate payments to or by Company or its Subsidiary of $10,000 (or the equivalent) or less calculated over the full term thereof, and (c) is not otherwise material to the

Company's business. Except as set forth in the immediately preceding sentence, there are no agreements or arrangements in effect entered into by Company or its Subsidiary with any independent salesperson, distributor, sublicensor or other remarketer or sales organization.

         (b) Complete and correct copies of all contracts, commitments, obligations and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished or made available by Company to Purchaser, and except as set forth on any of such Schedules (i) each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a default or right of cancellation, acceleration or loss of contractual benefits thereunder; (ii) to the Company's Knowledge, there has been no threatened cancellations thereof, and (iii) there are no outstanding disputes thereunder.

         2.18 Customers and Suppliers.

         (a) Schedule 2.18(a) sets forth a complete and correct list, as of November 30, 2000, of (i) the 10 largest customers of the Company and the amount for which each such customer is invoiced during the prior twelve (12) month period, and (ii) the 10 largest suppliers of the Company and the amount of goods and services purchased from each such supplier during the prior twelve (12) month period.

         (b) Except as set forth on Schedule 2.18(b), Company has not received any notice that any of the suppliers or customers listed on Schedule 2.18(a) have any disputes with Company or intend to cease selling or rendering services to, or dealing with, Company on substantially the same basis as of the date hereof, nor has any information been brought to its attention which might reasonably lead it to believe any such suppliers or customers intend to alter in any material respect the amount of sales or services or the extent of dealings with Company, or would alter in any material respect the sales or services or dealings in the event of the consummation of the sale under this Agreement. Company has no information which might reasonably indicate, nor has any information been brought to its attention which might reasonably lead it to believe, that any supplier of Company will not be able to fulfill outstanding or currently anticipated purchase orders placed by, or service obligations to, Company.

         2.19 Approvals/Consents. Except as set forth on Schedule 2.19, (i) no governmental, administrative or third-party consents, permits, appointments, approvals, licenses, certificates or franchises are necessary for the operation of Company's business (the "Permits") and (ii) all such Permits are in full force and effect. No material violations of the terms thereof have heretofore occurred or are known by Company to exist as of the date hereof. There are no proceedings pending or, to the Knowledge of Company, threatened, or any basis therefore, seeking to cancel, terminate or limit such Permits.

         2.20 Transactions with Affiliated Parties. Schedule 2.20 sets forth a true and complete list and description of all transactions engaged in between Company and any director, officer, employee, 5% stockholder, partner or consultant of Company, or any of their respective spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a 5% stockholder, employee, officer or director, or any partnership or other person in which any such person or party owns an interest (each such person, trust, corporation and partnership, an "Affiliated Party"). No Affiliated Party is a party to any agreement, contract or commitment with Company except as set forth in Schedule 2.20.

         2.21 Restricted Securities. Company has advised each stockholder of Company that the securities such stockholder will acquire pursuant to the Merger are characterized as

"restricted securities" under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be sold without registration under the Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in
Section 2.22 below.

         2.22 Legends. It is understood that the certificates evidencing Parent's Common Stock will bear the following legend:

         "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         2.23 Information as to Company. None of the representations or warranties made by Company or Subsidiary in this Agreement or in any agreement executed and delivered by or on behalf of it pursuant hereto contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein contained, in light of the circumstances under which they were made, not misleading.

         2.24 Conduct of the Business Since December 31, 2000. Except as set forth on Schedule 2.24 and as contemplated in the Merger Agreement, since December 31, 2000:

         (a) The Company has conducted its business only in the ordinary course and consistent with past practice;

         (b) Company has not (i) amended its Certificate of Incorporation or By-Laws, (ii) changed the number of authorized, issued or outstanding shares of Company Capital Stock, other than through the conversion of the Preferred Stock into Company Common Stock, (iii) declared, set aside or paid any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock,
(iv) made any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock, or (v) split, combined or reclassified its outstanding shares of capital stock;

         (c) Company has not, directly or indirectly, (i) issued, granted, sold or pledged or agreed or proposed to issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of the capital stock of Company,
(ii) incurred any indebtedness for borrowed money, (iii) waived, released, granted or transferred any rights of Material value, or (iv) transferred, leased, licensed, sold, mortgaged, pledged, disposed of or encumbered any Material assets of Company;

         (d) There has been no change in any of Company's material personnel or business relationships;

         (e) Company has not, directly or indirectly made any loan or advance to, or entered into any written contract, lease or commitment with, any officer, director or employee of Company;

         (f) Company has not, directly or indirectly, assumed, guaranteed, endorsed or otherwise become responsible for any obligations of any other individual, firm or corporation or made any loans or advances to any individual, firm or corporation;

         (g) Company has not made any investment of a capital nature by purchase of stock or securities, contributions to capital, property transfers, Material acquisition or Material financing of equipment, the purchase of any property or assets of any other individual, firm or corporation, or otherwise;

         (h) Company has not taken any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

         (i) Company has not entered into any agreement or arrangement to do any of the foregoing actions.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
             -------------------------------------------------------

         Parent and Merger Sub hereby represent and warrant to Company as follows:

         3.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power and authority to enter into and perform this Agreement, has full corporate power and authority to own, lease and operate its properties and to carry on business as presently conducted by it, and is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub as a whole.

         3.2 Authority.

         (a) The execution and delivery by Parent and Merger Sub of this Agreement and of all of the agreements to be executed and delivered by it pursuant hereto (the "Parent and Merger Sub Documents"), the performance by Parent and Merger Sub of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by each of Parent and Merger Sub's Board of Directors and no other corporate or other proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery of this Agreement by Parent and Merger Sub or the consummation of the transactions contemplated hereby.

         (b) This Agreement and the Parent and Merger Sub Documents are the legal, valid and binding obligation of Parent and Merger Sub and are enforceable against each in accordance with their respective terms, subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to, limiting or affecting the enforcement of creditors' rights generally and general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of this Agreement or the Parent and Merger Sub Documents and the availability of injunctive relief or other equitable remedies.

         3.3 Noncontravention. Neither the execution and delivery by Parent or Merger Sub of this Agreement or the Parent or Merger Sub Documents pursuant hereto, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by Parent or Merger Sub of its obligations hereunder or thereunder will (nor with the giving of notice or the lapse of time or both would): (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of Parent or Merger Sub; or (b) in any manner that would materially affect the ability of Parent or Merger Sub to consummate or perform the transactions contemplated hereby or have a material adverse effect on the business, assets, liabilities, properties, results of operations or financial condition of Parent or Merger Sub (hereinafter, a "Material Adverse Effect"), (i) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to Parent or Merger Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub may be bound or to which Parent or Merger Sub may be subject, or require any consent, approval or notice under the terms of any such document or instrument, or (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to Parent or Merger Sub or (iii) result in the creation or imposition of any lien, adverse claim, security interest, pledge, mortgage, charge or encumbrance, of any nature whatsoever (a "Lien"), upon any of the properties or assets of Parent or Merger Sub; or (c) interfere with or otherwise adversely affect the ability of the Surviving Corporation to carry on the business of the Parent or Merger Sub after the Effective Time on substantially the same basis as it is now conducted; or (d) require the consent, waiver, approval, authorization, license, certificate or franchise, of any third party or any filing by Parent or Merger Sub.

         3.4 Consents and Approvals. Except for those filings listed on Schedule
3.4 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity or any third party is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance by Parent or Merger Sub of this Agreement and the consummation of the transactions contemplated hereby.

         3.5 Intentionally Omitted.

         3.6 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, $.01 par value and 10,000,000 shares of preferred stock, par value of $.01 per share. As of December 31, 2000: (1) 50,374,052 shares of Parent Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable; (2) 14,216,365 shares of Parent Common Stock are reserved for future issuance upon exercise of options granted by Parent; (3) 906,246 shares of Parent Common

Stock are reserved for future issuance upon exercise of warrants granted by Parent; and (4) no shares of preferred stock outstanding.

         3.7 Merger Consideration. The Parent Common Stock, when issued and delivered in accordance with the terms and provisions of this Agreement, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any Liens (except for those arising under this Agreement, including, without limitation Indemnity Escrow Shares and the Registration Rights Agreement ), and based in part on the representations of the Company with respect to the holders of Company Capital Stock, issued in compliance with all applicable federal and state securities laws.

         3.8 Securities and Exchange Commission Filings; Financials.

         (a) Since January 1, 1999, Parent has timely filed on EDGAR all forms, reports, statements and documents required to be filed with the SEC (collectively, the "Parent SEC Reports"), each of which has complied in form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, each as in effect on the date so filed.

         (b) As of the date hereof, Parent meets the "registrant eligibility" requirements set forth in the general instructions applicable to registration statements on Form S-3 covering the resale of the Parent Common Stock issuable pursuant to this Agreement.

         (c) Each of the financial statements contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may otherwise be indicated in the notes thereto) and each presents fairly, in all material respects, the financial position of Parent as at the respective dates thereof and the results of its operations and cash flow position for the periods indicated.

         (d) Except as and to the extent set forth on the balance sheet of Parent as at September 30, 2000, Parent does not have any liabilities or obligations, whether or not accrued, contingent or otherwise, that would be required to be included on a balance sheet prepared in accordance to GAAP, except for liabilities or obligations incurred in the ordinary course of business since September 30, 2000 none of which would have a Material Adverse Effect on Parent.

         3.9 Full Disclosure. The information contained in the Parent SEC Reports does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they were made, not misleading.

         3.10 Litigation. There are no suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or to the Parent's knowledge threatened, against or relating to Parent. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Parent or the operation of Parent, which if decided against Parent would have a Material Adverse Effect. There has been no products liability claim made or threatened against Parent.

         3.11 Material Changes. There has been no Material Adverse Change in Parent's business or financial condition since the filing of its quarterly report on Form 10-Q as filed with the SEC for the period ended September 30, 2000 and there has not occurred any change or event that has had a Material Adverse Effect on Parent.

         3.12 Representations Relating to Qualification of the Merger as a Tax-Free Reorganization.

         (a) The Parent (i) is not an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation which Parent will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger, disposition is described in Section 368(a)(2)(C) or Section 1.368-2(k); (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

         (b) The Merger Sub is a wholly-owned subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

         (c) Immediately prior to the Merger, the Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

         (d) Immediately following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Merger Sub immediately prior to the Merger (for purposes of this representation, amounts used by the Merger Sub to pay reorganization expenses, if any, will be included as assets of the Merger Sub held immediately prior to the Merger).

         (e) The Parent has no present plan or intention to reacquire any of the Merger Shares.

         (f) The Merger Sub will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

         (g) Following the Merger, the Surviving Corporation will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business as required by Section 368 of the Code and the Treasury Regulation Section 1.368-1(d).

         (h) To the knowledge of the Parent, neither the Parent nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

                                   ARTICLE IV

                                    COVENANTS
                                    ---------

         4.1 Exclusivity.

         (a) During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time of the Merger, Company shall not knowingly cause or permit or take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than Parent, concerning any purchase of the Company Common Stock or any merger, sale of substantial assets or similar transaction involving Company.

         (b) In the event Company receives prior to termination of this Agreement any offer or indication of interest from any third party relating to any acquisition or purchase of all or any substantial portion of the assets of, or any equity interest in, Company or any merger, consolidation or business combination with Company, Company shall promptly notify Parent in writing, and shall in any such notice, set forth in reasonable detail the identity of the third party, the terms and conditions of any proposal and any other information requested of it by the third party or in connection therewith.

         (c) Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third party conducted prior to the date of this Agreement with respect to any of the foregoing.

         4.2 Cooperation/Further Assurances.

         (a) Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated by this Agreement.

         (b) Each of the parties hereto hereby further agrees to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents as may be required by this Agreement and as Parent, Merger Sub or Company may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

         4.3 Employee Matters. Prior to Closing, the Company shall terminate the employment of the persons set forth on Schedule 2.15(d) under the heading "Other Employees". The Company shall offer each such person a severance payment in an amount equal to eight weeks of such person's base salary provided that such person executes a release and waiver agreement in the form attached as Exhibit
B. The Company acknowledges and agrees that it has reviewed Schedule 2.15(d) and has determined, in its reasonable judgment, based on the demographic profiles of the persons whose employment shall be terminated hereunder, that such termination of employment does not constitute an act or acts of discrimination in violation of any federal, state or local law.

         4.4 Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use reasonable efforts to preserve intact its present business organizations, keep available the services of its present service providers, and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of Company and any event which could have a material adverse effect on the business condition of Company. Except as expressly contemplated by this Agreement, Company, without the prior written consent of Parent or Merger Sub (which consent shall not be unreasonably withheld), shall not:

         (a) Accelerate, amend or change the period of exercisability of options, warrants, stock or purchase rights or authorize cash payments in exchange therefor;

         (b) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six (6) months in duration, or, except as in accordance with its existing capital budget previously disclosed to Parent, to purchase fixed assets with an aggregate purchase price exceeding $20,000;

         (c) Grant any severance or termination pay to any service provider except as required by Parent pursuant to this Agreement;

         (d) Transfer to any person or entity any rights to Company intellectual property rights, except licenses of intellectual property rights in connection with the sale of Company products in the ordinary course of business consistent with past practice;

         (e) Enter into or amend any agreements pursuant to which any other party is granted marketing or other similar rights of any type or scope with respect to any products of Company;

         (f) Except in the ordinary course of business with prior notice to Parent, violate, amend or otherwise modify the terms of any material contract;

         (g) Except with prior consultation with Parent, commence a lawsuit other than for the routine collection of bills;

         (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company common stock, or split, combine or reclassify any of its common stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company common stock, or repurchase or otherwise acquire, directly or indirectly, any shares of Company common stock;

         (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or authorization of, the purchase of any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company common stock upon the exercise of Company Options;

         (j) Cause or permit any amendments to Company's Certificate of Incorporation or Bylaws;

         (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business condition of Company;

         (l) Sell, lease, license or otherwise dispose of any of its properties or assets except in the ordinary course of business;

         (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others.

         (n) Adopt or amend any plan, or enter into any employment contract, pay any special bonus or special remuneration to any service provider, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under Company's normal employee review cycle or pursuant to Company's existing bonus plans, as the case may be, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice, or otherwise increase or modify the compensation or benefits payable or to become payable by Company to any of its service providers, except for changes pursuant to employment agreements in effect as of the date hereof or changes in position;

         (o) Revalue any of its assets, including, without limitation, writing down the value of inventory or accounts receivable;

         (p) Except as set forth on Schedule 4.4, pay, discharge or satisfy in an amount in excess of $10,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in Company's Financial Statements or incurred subsequent to January 1, 2000 in the ordinary course of business;

         (q) Make any material Tax election other than in the ordinary course of business and consistent with past practice, change any material Tax election, adopt any material Tax accounting method other than in the ordinary course of business and consistent with past practice, change any material Tax accounting method, file any material Tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a material Tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment;

         (r) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice;

         (s) Fail to pay or otherwise satisfy its material monetary obligations as they become due or consistent with past practice, except such as are being contested in good faith;

         (t) Waive or commit to waive any rights of substantial value;

         (u) Cancel, amend or, other than in the ordinary course upon expiration of a policy term, renew any material insurance policy;

         (v) Alter, or enter into any commitment to materially alter, its interest in any corporation, association, joint venture, partnership or business entity in which Company directly or indirectly holds any interest on the date hereof; or

         (w) Take, or agree (in writing or otherwise) to take, any of the actions described in this Section 4.4 or any action which would make any of the representations or warranties or covenants of Company, contained in this Agreement materially untrue or incorrect.

         4.5 Debts and Obligations. Except as set forth on Schedule 4.5, Company has paid, or will pay, all material debts, including any which arise out of or as a result of the transactions contemplated by this Agreement, and performed or will perform all material obligations required according to their terms to have been paid or performed as of the Effective Date of the Merger under the terms of all contracts, whether written or oral.

         4.6 Company Stockholders' Consent. Company shall solicit the vote or consent of its stockholders in accordance with Delaware law as promptly as practicable after the date hereof for the purpose of obtaining the stockholders' approval required in connection with the transactions contemplated hereby and shall use its reasonable efforts to obtain such approval. If Company obtains such stockholders' approval by written consent in lieu of a meeting and such written consent is not unanimous, simultaneous with the Closing Company shall properly send written notice of such approval to all stockholders who did not consent in writing, which notice shall set forth the action taken by stockholders, shall be in compliance with Delaware law and shall be in a form and substance satisfactory to Parent.

         4.7 Breach of Representations, Warranties, Agreements and Covenants. Each of Parent, Merger Sub and Company shall not take any action, or fail to take any reasonable action which from the date hereof through the Effective Time of the Merger would knowingly cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. In the event of, and promptly after becoming aware of, the actual, pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Parent, Merger Sub or Company, as applicable, shall give detailed written notice thereof to the other parties and shall use its reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

         4.8 Consents. Each of Parent and Company shall promptly apply for or otherwise seek, and use its reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and Company shall use its reasonable efforts to obtain all necessary consents, waivers and approvals under any of Company's agreements, contracts, licenses or leases in connection with the Merger.

         4.9 Indemnification.

         (a) At the Closing Date, Parent shall pay the premium for a "tail" policy as hereinafter described and, for a period of six (6) years after the Effective Time, the Surviving Corporation shall use its best efforts to maintain in effect such "tail" policy with respect to directors' and officers' liability insurance maintained by the Company as of the date hereof, for the benefit of those persons who are covered by the Company's directors' and officers' liability insurance policy as of the date hereof, providing coverage with respect to matters occurring prior to the Effective Time. Subject to the provisions set forth in Section 4.9(b) below, and solely to the extent not advanced or paid by National Union Fire Insurance Company of Pittsburgh, PA under Policy Number 473-95-45 (the "Policy"), Parent shall advance funds or pay, as the case may be, for the benefit of those directors and officers of the Company who are covered under the Policy with respect to matters occurring prior to the Effective Time, the following: (i) Defense Costs (as defined under Clause 2(b) of the Policy) in accordance with the Policy, (ii) up to a maximum amount of $50,000 retention amount in accordance with Clause 5 of the Policy and (iii) Loss (as defined in Clause 2(d) of the Policy) up to a maximum amount of five percent

(5.0%) of Loss in excess of the retention amount in accordance with Coinsurance Clause 7 of the Policy.

         (b) Notwithstanding anything to the contrary set forth in Section 4.9(a) above, any funds advanced by Parent under items (i), (ii) or (iii) above shall be refunded to Parent as follows: (i) first, payments shall be made to Parent from the Indemnity Escrow Shares under the Escrow Agreement, (ii) second, to the extent the Indemnity Escrow Shares are insufficient to pay for any amounts owed, the LLC shall pay Parent such amounts in cash and, to the extent cash is not available, in shares of Parent Common Stock owned by the LLC, and the LLC shall reserve cash or shares sufficient to cover claims for which the LLC may be liable under Section 4.9(b)(ii). Nothing in this Section 4.9 shall modify, alter or change in any manner any right Parent may have under the Policy or applicable law to seek recovery or indemnification from the directors and officers of the Company for any amounts not paid to Parent under items (i) and
(ii) above.

         4.10 Listing of Merger Shares. The Parent shall use its reasonable efforts to list the Merger Shares on the Nasdaq National Market as required by the Nasdaq rules and regulations.

         4.11 Preparation of Information Statement. As soon as is reasonably practicable after the execution and delivery of this Agreement, Company shall begin the preparation of an information statement to obtain the consent of Company's stockholders (the "Information Statement") to approve the transactions contemplated hereby, including, without limitation, the Merger, and to select Keith Walz as the designee to act as representative of the Preferred Stockholders in connection with the transactions contemplated hereby. The drafting of the Information Statement shall be the responsibility of Company. Company shall submit the

Information Statement to Parent for review by Parent and Parent's legal counsel prior to its distribution to Company's stockholders and prior to the Closing.

         4.12 Tax-Free Reorganization. Parent, Merger Sub and Company each acknowledge and agree that it intends that the Merger constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action either prior to or after the Closing Date that results in the Merger failing to qualify as a "reorganization" under Section 368 of the Code: provided, however, that no action taken by a party that is contemplated by this Agreement or the transactions contemplated herein shall constitute a breach of this Section.

                                    ARTICLE V

                             CONDITIONS OF CLOSING
                             ---------------------

         5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties hereto to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) Litigation. Except for any action pursuant to dissenters rights in connection with this transaction properly exercised in accordance with Delaware law, no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any person or entity, and which, upon the advice of counsel to any of the parties hereto (based on the reasonable likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

         (b) Vote. The Merger contemplated hereby shall have been approved and adopted by the holders of the outstanding shares of Company Capital Stock in accordance with Delaware law and the Company's Certificate of Incorporation and the ten (10) largest holders of the outstanding shares of Company Common Stock shall have voted in favor of the Merger.

         (c) Merger Certificate. Confirmation, in the form satisfactory to the parties hereto, from the State of Delaware or a filing service (jointly chosen by the parties hereto) that the Certificate of Merger of Merger Sub with and into Company has been filed with the Secretary of State of the State of Delaware, together with a copy of the executed form of the Certificate of Merger or plan of merger, as applicable.

         (d) Consents. Except for that certain consent from Waterfront I Corporation ("Landlord") with respect to the Deed of Lease between Landlord and Company dated January 28, 2000, all consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments or modifications to existing agreements with third parties) required as a precondition to the performance by either Parent, Merger Sub or Company (as disclosed on Schedule 2.5) of their respective obligations hereunder and under any agreement delivered pursuant hereto shall have been duly obtained and shall be in full force and effect.

         (e) Date of Consummation. The Merger shall have been consummated on or prior to February 20, 2001, or such later date as the parties shall agree by a written instrument signed by all of them.

         (f) "Tail" Policy. At least one business day prior to the Closing, the Parent shall cause the premium for the "tail" policy to be paid in accordance with Section 4.9(a);

provided, however that this condition shall not apply to the obligations of the Parent if the Parent does not properly pay the premium.

         (g) Amendment to Company Certificate of Incorporation. The amendment, in the form attached hereto as Exhibit A, has been approved and adopted by holders of Company Capital Stock under the laws of the State of Delaware and has been filed with the Secretary of State of the State of Delaware.

         5.2 Conditions to the Obligation of Company to Effect the Merger. The obligation of Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Each of Parent and Merger Sub shall have performed in all material respects its respective obligations under this Agreement required to be performed by either or both of them on or prior to the Effective Time pursuant to the terms hereof.

         (b) All representations or warranties of Parent and Merger Sub in this Agreement which are qualified with respect to a material adverse effect or materiality shall be true and correct, and all such representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty was made as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         (c) Since the date of this Agreement, there shall not have been any material adverse change in the financial condition, results of operations, assets, properties, liabilities, business or prospects of Parent.

         (d) Each of Parent and Merger Sub shall have delivered to Company a certificate dated the Effective Time and executed by their respective Chairman of the Board, President or Vice President to the effect set forth in paragraphs
(a), (b) and (c) of this Section 5.2.

         (e) Each of Parent and Merger Sub shall have delivered to Company a certificate of the secretary of such party, setting forth a copy of their respective Certificates of Incorporation, resolutions adopted by the Board of Directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with a signature and incumbency certificate.

         (f) The Escrow Agreement among Parent, Merger Sub, and the LLC and Greater Bay Trust Company shall be executed as of the Closing Date.

         (g) Company shall have received from Jenkens & Gilchrist Parker Chapin LLP, counsel to the Parent, an opinion dated the Effective Time in substantially the form attached hereto as Exhibit C.

         (h) Parent shall have executed and delivered to Company a Registration Rights Agreement in the form attached hereto as Exhibit G.

         5.3 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Company shall have performed in all material respects each of its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof.

         (b) All representations or warranties of Company in this Agreement which are qualified with respect to a Material Adverse Effect or materiality shall be true and correct, and all representations or warranties that are not so qualified shall be true and correct in all material respects, in each case as if such representation or warranty were made as of the Effective Time except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         (c) Since the date of this Agreement, there shall not have been any material adverse change in the financial condition, results of operations, assets, properties, liabilities or business of Company.

         (d) Company shall have delivered to Parent and Merger Sub a certificate of its Chairman of the Board, President or Vice President to the effect set forth in paragraphs (a), (b) and (c) to this Section 5.3.

         (e) Company shall have delivered to Parent and Merger Sub a certificate of the secretary of Company, setting forth a copy of its Certificate of Incorporation, By-laws and the resolutions having been adopted by the Board of Directors approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with a signature and incumbency certificate.

         (f) Parent shall have received from Hale and Dorr LLP, counsel to Company, an opinion dated the Effective Time in substantially the form attached hereto as Exhibit D.

         (g) Parent shall have received from Kirkland & Ellis, special counsel to the LLC, an opinion dated the Effective Time in substantially the form attached hereto as Exhibit E.

         (h) Company shall have delivered to Parent a Certificate of Good Standing for the Company issued by the Secretary of State of Delaware, and shall use its reasonable best efforts to deliver a Certificate of Good Standing for the Company by the Secretary of State of the

Commonwealth of Virginia and such certificates shall, to the extent practicable, contain evidence of tax clearance and Company shall use its reasonable best efforts to ensure that such certificates shall be issued at a date not earlier than two (2) days prior to the Closing Date but in no event later than five (5) days prior to the Closing Date.

         (i) The Parent shall have received all stock books, stock ledgers, minute books and other relevant records for the Company.

         (j) Parent shall have received copies of all Consents referenced in
Schedule 2.5 to complete the transaction contemplated hereby, except for that certain consent from Waterfront I Corporation ("Landlord") with respect to the Deed of Lease between Landlord and Company dated January 28, 2000.

         (k) The Escrow Agreement among the Company, the Preferred Stockholders and Greater Bay Trust Company shall be executed as of the Closing Date.

         (l) Parent shall have received an executed employment agreement from Larry Henry (the "Key Employee") in substantially the form attached hereto as Exhibit F.

         (m) Parent shall have received a copy of the opinion of Company's financial advisors, Duff & Phelps, in substantially the form attached hereto as Exhibit H.

         (n) There shall be no more than thirty-five (35) "unaccredited" stockholders of Company, as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "1933 Act") receiving Parent Common Stock pursuant to the Merger and the Merger transaction will comply with Rule 506 thereof.

         (o) Company shall have received the approval of the Merger by each stockholder holding at least 10% of the outstanding shares of Company Common Stock.

         (p) All Company Preferred Stockholders shall have executed a registration rights agreement in substantially the form attached hereto as Exhibit H and those stockholders of the Company shall, in addition to trading restrictions resulting from holding "restricted securities" as that term is defined under Rule 144 of the Securities Act, be subject to trading restrictions as set forth therein.

         (q) Parent shall receive release and waiver agreements from: (i) each holder of Notes as set forth on Schedule 1.7, (ii) each of Tim Davenport, David Bosserman, Marc Levy, Karla Lavelle and Brian Loew and (iii) to the extent they have been obtained prior to Closing, each Other Employee.

         (r) The Parent shall have received investment representation letters in substantially the form attached hereto as Exhibit I from each of the holders of Company Preferred Stock and satisfactory evidence that all of the holders of Company Preferred Stock have voted in favor of the Merger and agreed to waive any dissenter's rights to the extent allowable under Delaware law and no Preferred Stockholder has revoked its consent.

         (s) The Parent shall receive written evidence of the proper transfer of the Preferred Stock and Notes to the LLC.

         (t) Parent shall receive evidence of the termination of the satisfaction of any and all obligations to Friedman, Billings and Ramsey, including any fees owed in connection with the Merger pursuant to that certain engagement letter dated June 17, 1999, as amended on April 4, 2000 and cancellation and return of the warrant to purchase 593,333 shares of common stock of the Company dated December 13, 1999.

                                   ARTICLE VI

                            TERMINATION OF AGREEMENT
                            ------------------------

         6.1 Termination of Agreement. This Agreement may be terminated and abandoned at any time prior to the Closing:

         (a) By mutual consent of Parent and the Company;

         (b) By Parent or the Company if, without fault of such terminating party, the Closing shall not have been consummated on or before February 20, 2001; or

         (c) By Parent or the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party; provided that, subject to Section 6.2, such termination is the sole and exclusive remedy for any such breach prior to Closing.

         6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, written notice thereof shall be promptly given by the terminating party to the other parties and thereafter this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Parent, Merger Sub or Company or any of their respective Affiliates, except that if either Parent or Company terminates this Agreement pursuant to a breach of the representations by the other party, the breaching party shall pay all third-party costs and expenses (excluding attorney's fees) incurred by the non-breaching party and its Affiliates in connection with this Agreement and the transactions contemplated hereunder.

                                  ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

         7.1 Survival; Right to Indemnification Not Affected By Knowledge. All representations, warranties, covenants, and obligations of Parent, Company or Merger Sub in this Agreement, the Disclosure Schedule, and any certificate or document delivered pursuant to this Agreement will survive the Closing for a period of twelve (12) months after the Effective Time of the Merger. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, by Parent with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. Only the express written waiver by Parent of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         7.2 Indemnification and Payment of Damages.

         (a) The Company and other holders of Company Preferred Stock who receive the Merger Consideration ("Company Indemnifying Parties" and, together with Parent, "Indemnifying Parties") will indemnify, reimburse, defend and hold harmless Parent, Merger Sub, the Surviving Corporation and to the extent that a third party claim is brought against Parent, Merger Sub or the Surviving Corporation, their respective directors and officers in connection with such claim (the "Parent Indemnified Persons" and, together with Company, "Indemnified Persons") against any and all losses, liabilities, claims, damages (including incidental and consequential damages), demands, suits, actions, judgments, assessments, costs and expense, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting from, imposed upon, or incurred or suffered, directly or indirectly by Parent, directly or indirectly, as a result of or arising from or in connection with (i) any inaccuracy in, or breach or nonfulfillment of, or noncompliance with any representation, warranty, covenant, or obligation made by Company Indemnifying Parties in this Agreement, the Disclosure Schedule, or any other certificate or document delivered by Company pursuant to this Agreement, (ii) the perfection of dissenter's rights under Delaware Law by any of the stockholders of Company or (iii) any and all claims, liabilities or obligations in connection with options or warrants which remain outstanding following the Closing. Nothing in this Agreement shall be construed as limiting in any way the remedies that may be available to a party in the event of fraud relating to the representations, warranties, agreements or covenants made by any other party in this Agreement. Any inaccuracies in or breaches or nonfulfillment of, or noncompliance with any representations, warranties, covenants or obligations resulting in an adjustment to the number of Indemnity Escrow Shares pursuant to Section 1.11 of this Agreement shall not give rise to an indemnification obligation of the Company Indemnifying Parties under Section 7.2(a)(i) solely to the extent that an item with respect to which an adjustment is made pursuant to Section 1.11 of this Agreement is coextensive with, and identical to, any item of Damage resulting under Section 7.2(a)(i) of this Agreement.

         (b) Parent will indemnify, reimburse, defend and hold harmless the holders of Company Preferred Stock who vote in favor of the Merger and receive Merger Consideration against any and all Damages asserted against, resulting from, imposed upon, or incurred or suffered, directly or indirectly by such holders as a result of or arising from or in connection with any inaccuracy in, or breach or nonfulfillment of, or noncompliance with any representation, warranty, agreement or covenant made by Parent or Merger Sub in this Agreement.

         7.3 Limitations on Amount. Indemnifying Parties will have no liability under this Section 7 until the total of all Damages with respect to such matters exceeds $50,000, after which Indemnified Persons may recover the amount of damages from the first dollar of damages incurred by Indemnified Persons. Except with respect to claims based on fraud, the total amount of indemnification permitted under Section 7.2(a) shall be limited to the Indemnity Escrow Shares. Except with respect to claims based upon fraud, after the Closing the rights of the Indemnified Persons under this Article VII and the Escrow Agreement shall be the exclusive remedy of the Indemnified Persons with respect to claims resulting from or relating to any inaccuracy in, or breach or nonfulfillment of or noncompliance with any representation, warranty, covenant, obligation or agreement contained in this Agreement.

         7.4 Procedure for Indemnification - Third-Party Claims. (a) Promptly after receipt by an Indemnified Party or holder of Company Preferred Stock of notice of any Threatened Proceeding against it or the commencement of any Proceeding against it, such Indemnified Party will, if a claim is to be made against the Indemnifying Parties under this Article VII, give notice to the Indemnifying Parties of the commencement of such claim, but the failure to notify the Indemnifying Parties will not relieve the Indemnifying Parties of any liability that it may have to any Indemnified Party or holder of Company Preferred Stock, except to the extent that the Indemnifying Parties demonstrate that the defense of such action is prejudiced by the Indemnified Parties' or holder of Company Preferred Stock's failure to give such notice. A claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future. For purposes of this Agreement, "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

         (b) If any Proceeding referred to in Section 7.4(a) is brought against an Indemnified Party or holder of Company's Preferred Stock and it gives notice to the Indemnifying Parties of the commencement of such Proceeding, the Indemnifying Parties will be entitled to participate in such Proceeding and, to the extent that they wish (unless (i) the Indemnifying Parties are also parties to such Proceeding and the Indemnified Party or holder of Company's Preferred Stock determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Parties fail to provide reasonable assurance to the Indemnified Party or holder of Company's Preferred Stock of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), unless the claim involves Taxes, to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Party or holder of Company's Preferred Stock and, after notice from the Indemnifying Parties to the Indemnified Party or holder of Company's Preferred Stock of its election to assume the defense of such Proceeding, the Indemnifying Parties will not, as long as it diligently conducts such defense, be liable to the Indemnified Party or holder of Company's Preferred Stock under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party or holder of Company's Preferred Stock of in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Parties assume the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Parties without the Indemnified Party's or holder of Company's Preferred Stock consent unless (A) there is no finding or admission of any violation of any law, regulation or statute or any violation of the rights of any person or entity and no effect on any other claims that may be made against the Indemnified Party or holder of Company's Preferred Stock, and
(B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Parties; and (iii) the Indemnified Party or holder of Company's Preferred Stock will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to the Indemnifying Parties of the commencement of any Proceeding and the Indemnifying Parties do not, within ten business days after the Indemnified Party's or holder of Company's Preferred Stock notice is given, give notice to the Indemnified Party or holder of Company's Preferred Stock of their election to assume the defense of such Proceeding, the Indemnifying Parties will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party or holder of Company's Preferred Stock.

         (c) Notwithstanding the foregoing, if an Indemnified Party or holder of Company's Preferred Stock determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party or holder of Company's Preferred Stock may, by notice to the Indemnifying Parties, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Parties will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without their consent (which may not be unreasonably withheld or delayed).

         (d) Indemnifying Parties hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person or holder of Company's Preferred Stock for purposes of any claim that an Indemnified Person or holder of Company's Preferred Stock may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Indemnifying Parties with respect to such a claim anywhere in the world.

         7.5 Procedure for Indemnification Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Indemnifying Parties.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

         8.1 Further Actions. From time to time, as and when requested by any party hereto, each other party shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as the requesting party may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement, to transfer, assign and deliver the Company Common Stock to Merger Sub and its successors and assigns effective as of the Closing (or to evidence the foregoing) and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby.

         8.2 Expenses. Except as otherwise specifically provided herein, Company, Parent and Merger Sub shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder. Except as otherwise set forth in Section 1.8 above, Parent shall pay all sales, transfer and documentary taxes and other expenses incident to the exchange of Company Preferred Stock or Company Notes for Parent Common Stock. This Section shall not limit Parent's right to allocate costs and expenses to the Surviving Corporation after the Closing.

         8.3 Entire Agreement. This Agreement, which includes the Appendix, the Schedules and the Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto, including, without limitation, any and all letters of intent among the parties hereto.

         8.4 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         8.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be sufficiently given if (a) delivered personally or (b) sent by registered or certified mail, postage prepaid, or (c) sent by overnight courier with a nationally recognized courier, or (d) sent via facsimile confirmed in writing in any of the foregoing manners, as follows:

     If to Company:    worldweb.net, Inc.
                       44 Canal Center Plaza
                       Alexandria, Va 22314
                       Attention: Chief Financial Officer
                       Facsimile: (703) 258-4205

     With a copy to:   Hale and Dorr LLP
                       11951 Freedom Drive

                       Suite 1400
                       Reston, VA 20190
                       Attention: David Sylvester, Esq.
                       Facsimile: (703) 654-7100

     If to Parent      Starbase Corporation
     or Merger Sub:    4 Hutton Centre Drive
                       Suite 800
                       Santa Ana, CA 92707
                       Attention: Chief Financial Officer and Corporate Counsel
                       Facsimile: (714) 445-4482

     with a copy to:   Jenkens & Gilchrist Parker Chapin LLP
                       The Chrysler Building
                       405 Lexington Avenue
                       New York, NY 10174
                       Attention: Martin Eric Weisberg, Esq.
                       Facsimile: (212) 704-6288

If sent by mail, notice shall be considered delivered five (5) business days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered upon receipt thereof. Any party may by notice to the other parties change the address to which notice or other communications to it are to be delivered or mailed.

         8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law principles thereof). The parties agree that any action, suit or other proceeding initiated by Company or Parent against any other party under or in connection with this Agreement shall be brought in any Federal or state court in the State of Delaware having jurisdiction over the subject matter thereof as the party bringing such action, suit or proceeding shall elect. Company and Parent hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

         8.7 Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party without the written consent of the other parties and any such purported assignment by any party without such consent shall be void, except that:

         (a) Any or all rights of Parent and Merger Sub to receive the performance of the obligations of Company hereunder and rights to assert claims against Company in respect of any inaccuracy in or breach of any representations, warranties or covenants of Company hereunder, may be assigned by Parent and Merger Sub to a direct or indirect subsidiary of Parent, and

         (b) Parent and Merger Sub may assign to any bank, insurance company or other financial institution providing financing or extending credit to Parent, Merger Sub or Company any or all of its rights to assert claims against Company in respect of any inaccuracy in or breach of representations, warranties or covenants under this Agreement.

         8.8 Waivers and Amendments. Any amendment or supplementation of this Agreement shall be effective only if in writing signed by each of the parties hereto. Any waiver of any term or condition of this Agreement shall be effective only if in writing signed by the party giving the waiver. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement, except to the extent such future rights are specifically included within the scope of such written waiver.

         8.9 Third Party Rights. Notwithstanding any other provision of this Agreement, and except as expressly provided in Section 7 and Section 4.9 hereof or as permitted pursuant to Section 8.7 hereof, this Agreement shall not create benefits on behalf of any shareholder or employee of Parent, Merger Sub or Company, or any other Person (including without limitation any broker or finder), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

         8.10 Public Announcements. Parent, Merger Sub and Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and neither Parent, Merger Sub nor Company shall issue any such press release or make any such public statement without the prior approval of the other parties both as to the making of such release or statement and as to the form and content thereof, except to the extent that such party is advised by counsel, in good faith, that such release or statement is required as a matter of law, provided, however, that Parent may make any public statement concerning the Merger without Company's consent, after it has used reasonable efforts to obtain Company's consent if, in the opinion of counsel for Parent, such statement or announcement is required or advisable to comply with applicable law.

         8.11 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable.

         8.12 Restrictive Legends. Each certificate representing Indemnity Escrow Shares shall be imprinted with a legend substantially in the following form: THESE

SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THAT CERTAIN ESCROW AGREEMENT DATED AS OF THE DATE HEREOF BETWEEN THE ISSUER AND THE ORIGINAL ISSUE HEREOF, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

         8.13 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile signatures shall be treated as if they were originals.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

                                        WORLD ACQUISITION CORPORATION


                                        By: /s/ Donald R. Farrow
                                           ---------------------------------
                                        Name:  Donald R. Farrow
                                        Title: Executive Vice President

                                        STARBASE CORPORATION

                                        By: /s/ Donald R. Farrow
                                           ---------------------------------
                                        Name:  Donald R. Farrow
                                        Title: Executive Vice President

                                        WORLDWEB.NET, INC.


                                        By: /s/ Timothy A. Davenport
                                           ---------------------------------
                                        Name: Timothy A. Davenport
                                        Title: Chief Executive Officer

                                   APPENDIX A

                               CERTAIN DEFINITIONS
                               -------------------

                  Capitalized terms in this Agreement shall have the meanings ascribed to them in this Appendix A unless such terms are defined elsewhere in this Agreement:

                  Capital Lease: A contract for the lease of property which possesses the characteristics of a purchase and is reflected as a capital lease on the Financial Statements.

                  Governmental Entity: Any nation or any state, commonwealth, territory, possession or tribe and any political subdivision, courts, departments, commissions, boards, bureaus, agencies or other instrumentality of any of the foregoing.

                  Person: An individual, corporation, partnership, joint venture, trust or unincorporated organization or association or other form of business enterprise or a Governmental Entity.

                  Subsidiary: With respect to any Person, any other Person whose voting securities or other ownership interests directly or indirectly are owned by such Person.